Exhibit 99.3

Pro Forma Combined Financial Statements

The following pro forma balance sheet has been derived from the balance sheet of Remediation Services, Inc. at December 31, 2009, and adjusts such information to give the effect of the acquisition of China Liandi Clean Technology Engineering Limited, a British Virgin Island corporation, as if the acquisition had occurred at December 31, 2009.  The following pro forma EPS statement has been derived from the income statement of China Liandi Clean Technology Engineering Limited, and adjusts such information to give the effect that the acquisition by Remediation Services, Inc. at March 31, 2009 and December 31, 2009, respectively.  The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at March 31, 2009 and December 31, 2009.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

	China Liandi Clean Technology Engineering, Limited	Remediation Services, Inc.
	December 31,	December 31,
	2009	2009	Adjustments		Proforma
	(unaudited)	(audited)

ASSETS

Current assets:
Cash and cash equivalents	$18,153,762	$1,785	$(1,785	)A	$43,228,762
			$(275,000	)C
			25,350,000	E
Restricted cash	1,640,333				$1,640,333
Notes receivable, net of $nil allowance	5,519,312				$5,519,312
Accounts receivable, net of $nil allowance	8,246,985			A	8,246,985
Deferred costs of revenue	1,282,365				1,282,365
Inventories	66,626				66,626
Prepaid expenses and other current assets	12,077,151				12,077,151
Inventories					-
Pledged trading securities	8,820		-		8,820

Total current assets	46,995,354	1,785	25,073,215		$72,070,354

Property and equipment, net	133,129	-	-	A	133,129
Intangible assets, net	5,343,136	-			5,343,136
Other long-term assets, net	-	185,088	(185,088	)A	-

Total assets	$52,471,619	$186,873	$24,888,127		$77,546,619

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$11,922	$15,022	(15,022	)A	$11,922
Deferred revenue	$2,609,356	-			2,609,356
Other payable and accrued expenses	3,135,160	7,467	(7,467	)A	3,135,160
Provision for income tax	59,832	-	-		59,832
Payable for intangible	5,975,220	-		A	5,975,220
Due to shareholders	8,392,314	-	-		8,392,314
Due to related parties	-	51,407	(51,407	)A	-
Line of credit	-	6,000	(6,000	)A	-
Customer Deposit		6,950	(6,950	)A	-
Notes payable		41,000	(41,000	)A
Current portion of mortgage payable	-	3,764	(3,764	)A	-

Total Current Liabilities	20,183,804	131,610	(131,610	)A	$20,183,804

Long term liabilities:

Long-term portion of mortgage payable	-	79,353	(79,353	)A	-

Total Liabilities	20,784,441	210,963	(210,963	)A	$20,784,441

Stockholders' equity
Common stock ($1 par value; authorized - 50,000 shares; issued and outstanding - 10,000 shares)	50,000	5,907	27,354	B	29,358
			(50,000	)D
			(4,690	)C
			787	E
Preferred stock,$0.001 par value, 25,000 authorized, none issued and outstanding	-	-	7,086	E	7,086
Additional paid in capital	9,329,878	262,218	(268,125	)A	34,418,434
			(27,354	)B
			50,000	D
			(270,310	)C
			25,342,127	E
Statutory earnings	1,138,733				1,138,733
Retained earning	21,696,085	(292,215)	292,215	A	21,696,085
Accumulated other comprehensive income	73,119	-			$73,119

Total stockholders' equity	$32,287,815	$(24,090)	$25,099,090		57,326,371

Total liabilities and stockholders' equity	$52,471,619	186,873	24,888,127		$77,546,619

See notes to financial statements

PRO FORMA EPS (UNAUDITED)

	China Liandi Clean Technology Engineering,	China Liandi Clean Technology Engineering, Limited
	Limited Year Ended	Nine Months Ended
	March 31,	December 31,
	2009	2009
	(unaudited)	(unaudited)

Net income/(loss)	$7,086,984	$11,303,317

Other comprehensive income (loss)
Foreign currency translation gain	43,119	17,427

Comprehensive income (loss)	$7,130,103	$11,320,744

Net income (loss) per Share
Basic	$0.26	$0.41
Diluted	$0.26	$0.41

Weighted average shares outstanding
Basic	27,354,480	27,354,480
Diluted	27,354,480	27,354,480

See notes to financial statements

PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	China Liandi Clean Technology Engineering, Limited	Remediation Services, Inc.
	Nine Months Ended	Nine Months Ended
	December 31,	December 31,
	2009	2009	Adjustments		Proforma
	(unaudited)	(unaudited)

Revenue	$45,604,199	$58,301	(58,301	)A	45,604,199
Cost of sales	31,986,380	28,254	(28,254)		31,986,380

Gross profit (loss)	13,617,819	30,047	(30,047	)A	13,617,819

Operating expenses:
Selling	816,281	479	(479	)A	816,281
General and administrative	863,061	17,234	(17,234	)A	863,061
Depreciation and amortization	-	12,318	(12,318	)A	-
Research and development	40,432		-		40,432

Total	1,719,774	30,031	(30,031	)A	1,719,774

Income/(loss) from operations	11,898,045	16	(16)		11,898,045

Other income (expense):
Interest income (expense)	48,121	(8,196)	8,196	A	48,121
Interest and bank charges	(402,674)	-	-		(402,674)
Exchange gains (losses), net	(479,188)	-	-		(479,188)
Value added tax refund	220,758				220,758
Other	19,072	-	-		19,072

Other income (expense), net	(593,911)	(8,196)	8,196	A	(593,911)

Income (loss) before income tax expense	11,304,134	(8,180)	8,180		11,304,134

Income tax expense	817	-			817

Net income/(loss)	$11,303,317	$(8,180)	$8,180	A	11,303,317

Other comprehensive income (loss)
Foreign currency translation adjustment	17,427	-	-		17,427

Total comprehensive income (loss)	$11,320,74	$(8,180)	$8,180		11,320,744

Net income (loss) per Share
Basic and diluted	$226.07	$(0.00)			$0.41
Basic and diluted	$226.07	$(0.00)			$0.41

Weighted average shares outstanding
Basic	50,000	5,906,950	21,397,530	B,C,E	27,354,480
Diluted	50,000	5,906,950	21,397,530	B,C,E	27,354,480

See notes to financial statements

Unaudited Notes to Pro Forma Combined Financial Statements

On February 26, 2010, Remediation Services, Inc., (the "Company"), entered into a Share Exchange Agreement (the “Exchange Agreement”), with (i) China Liandi Clean Technology Engineering Limited, a company organized under the laws of British Virgin Islands (“China LianDi”), (ii) China LianDi’s shareholders, SJ Asia Pacific Ltd., a company organized under the laws of the British Virgin Islands, which is a wholly-owned subsidiary of SJI Inc, a Jasdaq listed company organized under the law of Japan, China Liandi Energy Resources Engineering Technology Limited, a company organized under the laws of the British Virgin Islands, Hua Shen Trading (International) Limited, a company organized under the laws of the British Virgin Islands, Rapid Capital Holdings Limited, a company organized under the laws of the British Virgin Islands, and TriPoint Global Equities, LLC, a limited liability company organized under the laws of Maryland (collectively, the “China LianDi Shareholders”), who together own shares constituting 100% of the issued and outstanding ordinary shares of China LianDi (iii) Reed Buley, the principal stockholder of the Company (the “Remediation Principal Shareholder”). Pursuant to the terms of the Exchange Agreement, the China Liandi Shareholders transferred to us all of the China LianDi shares in exchange for the issuance of 27,354,480 shares of our common stock.  As a result of the Share Exchange, we are now a holding company, which through certain contractual arrangements with operating companies in the People’s Republic of China (“China” or the “PRC”), provides downstream flow equipment and engineering services to the leading petroleum and petrochemical companies in the PRC.

Immediately prior to the Share Exchange, 4,690,000 shares of our outstanding common stock were cancelled and retired.  China LianDi also deposited $275,000 into an escrow account, which amount was paid to the Remediation Principal Shareholder, who owned the 4,690,000 shares, as a result of the Share Exchange having been consummated.

As a result of the transactions described above, we became the record and beneficial owner of 100% of the share capital of China LianDi and therefore own 100% of the share capital of its subsidiaries and  Variable Interest Entities indirectly.

As a result of the Share Exchange, the cancellation of 4,690,000 shares and the closing of Series A financing, we had 29,358,772 shares of common stock and 7,086,078 shares of Series A preferred issued and outstanding.  Pursuant to the terms of the Agreement, China LianDi’s officers and directors were appointed as our officers and directors, and Reed Buley resigned as our President, CEO and sole director.  However, the change in our board of directors will not be effective until 10 days after the mailing of a Schedule 14F Information Statement to our shareholders, which we expect to do promptly after the closing of the Share Exchange.

The transaction was regarded as a reverse merger whereby China LianDi was considered to be the accounting acquirer as it retained control of Remediation after the Share Exchange.

All amounts of Remediation were reversed as the net assets assumed by China LianDi in the reverse merger were $0 after the Company satisfied the remaining portion of a $6,000 line of credit with part of the $275,000 escrow deposit (described above).

Hua Shen was founded by Mr. Zuo in 1999.  On January 8, 2008, China LianDi acquired 100% ownership interest in Hua Shen from Mr. Zuo. As Hua Shen and China LianDi had been under common control, the acquisition of Hua Shen by China LianDi has been accounted for using the “as if” pooling method of accounting.    In 2007, China LianDi established Petro HK and Bright Flow, as wholly-owned subsidiaries, in Hong Kong. In 2008, Petro HK established Beijing Jianxi, as a wholly-owned subsidiary, in the PRC.

The consolidated financial statements reflect all predecessor statements of income and cash flow activities and include the accounts of China LianDi Clean Technology Engineering Limited, and its subsidiaries and Variable Interest Entities (VIEs). China Liandi (and its historical financial statements) is the continuing entity for financial reporting purposes.

The preceding unaudited pro forma combined balance sheet represents the combined financial position of China LianDi as of December 31, 2009, as if the reverse merger acquisition occurred on December 31, 2009.  The unaudited combined income statements give effect to the reverse acquisition of China LianDi by Remediation assuming that the reverse acquisition took place on January 1, 2010.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of China LianDi had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the resulted of future operations.

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, Remediation was delivered with zero assets and zero liabilities at time of closing;

B)	At closing and pursuant to the Exchange Agreement, we acquired all of the issued and outstanding capital stock of China LianDi in exchange for the issuance of 27,354,480 common stock shares;

C)	In exchange for $275,000, the Company agreed to cancel 4,690,000 shares of common stock;

D)	At closing, common stock of China LianDi will be reclassified to additional paid-in-capital to reflect the additional shares of common stock issued as part of the Share Exchange; and

E)	Remediation issues 7,086,078 shares of convertible Series A preferred stock and 787,342 shares of common stock at $3.50 per share to investors for net proceeds of approximately $25,077,000.